Exhibit 99.4

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)
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                                                            Three Months Ended
                                                  ----------------------------------------

                                                       February 28         February 28
                                                          2003                 2002
                                                  -------------------    -----------------


Investment Banking:
    Debt Underwriting                                           $215                 $205
    Equity Underwriting                                           59                  163
    Merger and Acquisition Advisory                               92                   91
                                                  -------------------    -----------------
         Total                                                   366                  459
                                                  -------------------    -----------------

Capital Markets:
    Fixed Income                                                 891                  681
    Equities                                                     276                  264
                                                  -------------------    -----------------
         Total                                                 1,167                  945
                                                  -------------------    -----------------

Client Services:
    Private Client                                               172                  191
    Private Equity                                                 6                   11
                                                  -------------------    -----------------
         Total                                                   178                  202
                                                  -------------------    -----------------

         Total Lehman                                         $1,711               $1,606
                                                  ===================    =================


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